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                                                                     Exhibit 4.1


                           INDENTURE SUPPLEMENT NO. 1

         Indenture Supplement No. 1 ("Indenture Supplement"), dated as of August 6, 2002, to the Indenture, dated as of June 29, 2001 (the "Indenture"), by and among Mediacom Broadband LLC and Mediacom Broadband Corporation, as issuers (the "Issuers") of the 11% Senior Notes due 2013 (the "Notes") and The Bank of New York, as trustee (the "Trustee"). Capitalized terms used herein not otherwise defined shall have the meanings given them in the Indenture and Notes.

                              W I T N E S S E T H:

         WHEREAS, Section 901 of the Indenture provides that, pursuant to certain conditions stated therein, the Issuers and the Trustee may modify, amend or supplement the Indenture without the consent of the Holders; and

         WHEREAS, the Issuers deem it desirable to amend the Indenture; and

         WHEREAS, the amendment to the Indenture set forth herein is for the purpose of curing an omission, and does not require the consent of the Holders; and

         WHEREAS, the recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness; and

         WHEREAS, the Issuers have determined that all things necessary to make this Indenture Supplement valid and form a part of the Indenture according to its terms have been done and the Issuers have delivered to the Trustee an Officers' Certificate and Opinion of Counsel; and

         WHEREAS, the Trustee has agreed based on such Officers' Certificate and Opinion of Counsel to supplement the Indenture on the terms and conditions as set forth herein though the Trustee makes no representations as to the validity or sufficiency of this Indenture Supplement.

         NOW, THEREFORE, the Issuers and the Trustee hereby agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of the Notes:

SECTION 1. AMENDMENT.

         The first sentence of Section 1009 of the Indenture is hereby amended to add the words "and any Permitted Investment that is permitted pursuant to
Section 1007" at the end of the parenthetical contained in present clause (i) thereof, which words were inadvertantly omitted from the Indenture during the preparation thereof by reason of typographical error. Said clause (i) of the first sentence of Section 1009 of the Indenture, as so amended, shall read in its entirety as follows:

                  "(i) the making of any Restricted Payment (including the making of any Restricted Payment that is permitted pursuant to subclauses (1) through (14) of clause (b) of Section 1007 and any Permitted Investment that is permitted pursuant to Section
                  1007);"

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SECTION 2. EFFECT OF AMENDMENT.

         Except as expressly set forth herein, this Indenture Supplement shall not constitute a waiver or amendment of any term or condition of the Indenture or the Notes and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects. As used herein, the terms "Indenture," "herein," "hereunder," and words of similar import, shall, unless the context otherwise requires, refer to the Indenture, as supplemented hereby.

SECTION 3. EXECUTION IN COUNTERPARTS.

         This Indenture Supplement may be executed in any number of counterparts, each of which when so executed being deemed an original and all of which taken together constituting one and the same agreement.

SECTION 4. GOVERNING LAW.

         This Indenture Supplement shall be governed by the laws of the State of New York without regard to the conflict of laws provisions thereof.

SECTION 5. TRUSTEE DISCLAIMER.

         The Trustee accepts the amendment of the Indenture effected by this Indenture Supplement and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuers, or for or with respect to (i) the validity or sufficiency of this Indenture Supplement or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuers by corporate action or otherwise, (iii) the due execution hereof by the Issuers or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

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         IN WITNESS WHEREOF, the parties hereto have caused this Indenture
Supplement to be executed as of the day and year first above written.


                                        MEDIACOM BROADBAND LLC

                                        By: Mediacom Communications Corporation,
                                            Its Managing Member

                                        By: /S/ MARK E. STEPHAN
                                            ---------------------------------
                                            Mark E. Stephan
                                              Chief Financial Officer


                                        MEDIACOM BROADBAND CORPORATION


                                        By: /S/ MARK E. STEPHAN
                                            ---------------------------------
                                            Mark E. Stephan
                                              Chief Financial Officer


                                        THE BANK OF NEW YORK


                                        By: /S/ MARIE E. TRIMBOLI
                                            ---------------------------------
                                            Marie E. Trimboli
                                              Assistant Vice President

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